Exhibit 10.6

A. SCHULMAN, INC.

AMENDED AND RESTATED

2006 INCENTIVE PLAN

INSTRUCTIONS FOR COMPLETING 2012 PERFORMANCE UNIT AWARD

AGREEMENT (ROIC) FOR FOREIGN EMPLOYEES

Code Sheet

The following codes are used in this Award Agreement and should be replaced using your computer’s “Replace” function.

VTA	Grantee’s name (all capital letters)

VTB	Grant Date (all capital letters)

Vtb	Grant Date (initial capital letters only)

Vtc	Person to contact for more information

Vtd	Contact’s telephone number, including area code

Vte	Date that is 30 days after the Grant Date (initial capital letters only)

Vtf	Number of Performance Units granted (insert only the number in Arabic numerals)

Vtg	Contact’s street address

Vth	Contact’s city, state and zip code

Vti	Target dollar amount used to determine number of Performance Units

A. SCHULMAN, INC.

AMENDED AND RESTATED

2006 INCENTIVE PLAN

2012 PERFORMANCE UNIT AWARD AGREEMENT (ROIC)

GRANTED TO VTA on VTB

A. Schulman, Inc. (“Company”) believes that its business interests are best served by extending to you an opportunity to earn additional compensation based on the growth of the Company’s business. To this end, the Company adopted, and its stockholders approved, the A. Schulman, Inc. Amended and Restated 2006 Incentive Plan (“Plan”) as a means through which employees like you may share in the Company’s success. Capitalized terms that are not defined herein shall have the same meanings as in the Plan.

This Award Agreement describes many features of your Award and the terms and conditions of your Award. To ensure you fully understand these terms and conditions, you should:

•	Read the Plan carefully to ensure you understand how the Plan works;

•	Read this Award Agreement carefully to ensure you understand the nature of your Award and what you must do to earn it; and

•	Contact Vtc at Vtd if you have any questions about your Award.

Also, no later than Vte, you must return a signed copy of the Award Agreement to:

Vtc

A. Schulman, Inc.

Vtg

Vth

1.	Nature of Your Award. You have been granted an Award of Performance Units pursuant to the Plan. For purposes of this Award Agreement, each whole Performance Unit represents the right to receive one Share upon settlement of the Award. The terms and conditions affecting your Award are described in this Award Agreement and the Plan, both of which you should read carefully. If the terms and conditions are satisfied, your Award will be settled and you will receive a number of Shares underlying such Award.

a.	Grant Date: Vtb.

b.	Number of Performance Units Subject to Award: Your Award consists of Vtf Performance Units, determining by dividing: (i) the product of Vti and 250%; by (ii) the average reporting closing price of a Share during the 30 day period ending on the day prior to the Grant Date, and rounding the resulting number of Performance Units to the nearest whole Performance Unit.

2.	When Your Award Will Vest. Your Performance Units will be settled or will be forfeited depending on whether or not the terms and conditions described in this Award Agreement and in the Plan are satisfied.

a.	Normal Vesting Date: Except as otherwise provided in this Award Agreement, your Performance Units normally will vest on the third anniversary of the Grant Date (the “Normal Vesting Date”) and the number of Performance Units that actually vest may be between 0% and 100% of the number of your Performance Units.

(i)	Performance Objectives: Performance Units will vest depending on the Company’s ROIC, determined at the end of the Performance Period. The Company’s ROIC at the end of the Performance Period may be achieved at “threshold”, “target” or “maximum” levels. The number of Performance Units that vest on the Normal Vesting Date will be multiplied by the vesting percentage that corresponds to the level achievement of the Company’s ROIC, as set forth in the following table:

	Level of Performance
	Threshold	Target	Maximum
ROIC	11	12.1	14
Vesting Percentage	25%	50%	100%

No Performance Units will vest if the Company’s ROIC at the end of the Performance Period is less than the “threshold” level of achievement. No more than 100% of the Performance Units will vest if the Company’s ROIC at the end of the Performance Period exceeds the “maximum” level of achievement. If the Company’s ROIC is between two percentages, the number of Performance Units that vest will be interpolated by the Company. Notwithstanding the foregoing, any Performance Units that do not vest as of the Normal Vesting Date shall be forfeited.

(ii)	Definitions: As used in this Award Agreement:

(A)	“Performance Period” is the 36 consecutive calendar month period beginning on the November 30 closest to the Grant Date.

(B)	The Company shall determine its “ROIC” for the four fiscal quarters beginning each December 1 and ending November 30 during the Performance Period, by dividing EBIT for such period by Average Invested Capital for such period.

(C)	The Company’s “EBIT” for any relevant period is the Company’s earnings before interest and taxes based on the Company’s unaudited financial statements.

(D)	The Company’s “Average Invested Capital” for any relevant period is the sum of the Company’s beginning equity, short-term and long-term debt for such period plus the Company’s ending equity, short-term and long-term debt for such period, divided by two.

b.	Change in Control: Notwithstanding the foregoing, your Award will immediately vest in the event of a Change in Control during the Performance Period.

3.	How Your Termination of Employment Will Affect Your Award. You may forfeit your Award if you Terminate prior to the Normal Vesting Date, although this will depend on the reason for your Termination.

a.	Termination Due to Death or Disability: If you Terminate due to your death or Disability, you will vest in a prorated number of your Performance Units, but only to the extent that the performance criteria described in Section 2(a) are satisfied at the Normal Vesting Date, equal to the product of:

Number of Performance Units that would have vested if you had not Terminated before the Normal Vesting Date	X	the number of whole months between the Grant Date and your Termination date 36

If the performance criteria set forth in Section 2(a) are not satisfied at the Normal Vesting Date, all of your Performance Units will be forfeited.

b.	Termination for Any Reason Other Than Due to Death or Disability: If you Terminate for any reason other than specified in Section 3(a), all of the Performance Units will be forfeited.

4.	Settling Your Award. If all applicable terms and conditions have been met, you will receive the one whole Share in settlement for each vested Performance Unit. Your vested Performance Units will be settled as soon as administratively feasible, but no later than 60 days, after the Normal Vesting Date. Any fractional Performance Units will be settled in cash based on the Fair Market Value of a Share on the settlement date.

5.	Other Rules Affecting Your Award

a.	Rights During the Performance Period:

i.	Voting Rights. During the Performance Period, you will have no voting rights with respect to the Performance Units.

ii.	Dividend Equivalent Rights. You shall be granted dividend equivalent rights entitling you to a payment equal to the amount of any cash dividends that are declared and paid during the Performance Period with respect to the Shares underlying one-half of your Performance Units, subject to the terms and conditions of the Plan and this Award Agreement. Such dividend equivalent rights shall be subject to the same terms and conditions as the related Performance Units and shall vest and be settled in cash if, when and to the extent the related Performance Units vest and are settled. In the event a Performance Unit is forfeited under this Award Agreement, the related dividend equivalent right also will be forfeited.

b.	Beneficiary Designation: You may name a beneficiary or beneficiaries to receive any portion of your Award and any other right under the Plan that is unsettled at your death. To do so, you must complete a beneficiary designation form by contacting Vtc at Vtd or the address below. If you previously completed a valid beneficiary designation form, such form shall apply to the Award until changed or revoked. If you die without completing a beneficiary designation form or if you do not complete that form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.

c.	Tax Withholding: Applicable withholding taxes must be withheld with respect to your Award. These taxes may be paid in one (or a combination) of several ways. They are: (i) by the Company withholding this amount from other amounts owed to you (e.g., from your salary); (ii) by the Company withholding all or a portion of any cash amount owed to you with respect to your vested dividend equivalent rights that are to be distributed to you; (iii) by giving the Company a check (payable to “A. Schulman, Inc.”) in an amount equal to the taxes that must be withheld; or (iv) by having the Company withhold a portion of the Shares that otherwise would be distributed to you upon settlement of the Performance Units. The number of Shares withheld will have a fair market value equal to the taxes that must be withheld.

You must choose the approach you prefer before the Performance Units are settled, although the Company may reject your preferred method for any reason (or for no reason). If this happens, the Company will specify (from among the alternatives just listed) how these taxes are to be paid.

If you do not choose a method within 30 days of the Normal Vesting Date, the Company will withhold either through payroll practices or a portion of the Shares that otherwise would be distributed to you upon settlement of the Performance Units. The number of Shares withheld will have a fair market value equal to the taxes that must be withheld and the balance of the Shares will be distributed to you.

d.	Transferring Your Award: Normally, your Award may not be transferred to another person. However, as described above, you may complete a beneficiary designation form to name the person to receive any portion of your Award that is settled after you die. Also, the Committee may allow you to transfer your Performance Units to certain Permissible Transferees, including a trust established for your benefit or the benefit of your family. Contact Vtc at the address or number given below if you are interested in doing this.

e.	Governing Law: This Award Agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio, except to the extent that the Delaware General Corporation Law is mandatorily applicable.

f.	Other Agreements: Also, your Award will be subject to the terms of any other written agreements between you and the Company or a Related Entity to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.

g.	Adjustments to Your Award: Subject to the terms of the Plan, your Award will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of your Performance Units will be adjusted to reflect a stock split, a stock dividend, recapitalization, including an extraordinary dividend, merger consolidation combination, spin-off, distribution of assets to stockholders, exchange of Shares or other similar corporate change affecting Shares).

h.	Other Rules: Your Award also is subject to more rules described in the Plan. You should read the Plan carefully to ensure you fully understand all the terms and conditions of this Award.

*****

You may contact Vtc at the address or number given below if you have any questions about your Award or this Award Agreement.

*****

Your Acknowledgment of Award Conditions

Note: You must sign and return a copy of this Award Agreement to Vtc at the address given below no later than Vte.

By signing below, I acknowledge and agree that:

•	A copy of the Plan has been made available to me;

•	I understand and accept the conditions placed on my Award;

•

I will consent (in my own behalf and in behalf of my beneficiaries and without any further consideration) to any change to my Award or this Award Agreement to avoid paying penalties under Section 409A of the Code, even if those changes affect the terms of my Award and reduce its value or potential value; and

•	I must return a signed copy of this Award Agreement to the address shown below by Vte.

VTA	A. SCHULMAN, INC.

By:
(signature)

Date signed:	Date signed:

A signed copy of this Award Agreement must be sent to the following address no later than Vte:

Vtc

A. Schulman, Inc.

Vtg

Vth

Vtd